DRYDEN MUNICIPAL BOND FUND
(formerly known as Prudential Municipal Bond Fund)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                   June 25, 2004





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Municipal Bond Fund (the ?Fund?)
	(formerly known as Prudential Municipal Bond Fund)
         File No.:  811-4930


Ladies and Gentlemen:

         Please find enclosed the following items:
(1) the Annual Report on Form N-SAR for the Fund for fiscal year-ended ended April 30, 2004 and
(2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                  Very truly yours,



                                              /s/Jonathan D. Shain
                                                 Jonathan D. Shain
                                               Assistant Secretary



DAD
Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 25th day of June, 2004.









DRYDEN MUNICIPAL BOND FUND
(formerly known as Prudential Municipal Bond Fund)





Witness:/s/Jonathan D. Shain			By:/s/Grace C. Torres
            Jonathan D. Shain			  Grace C. Torres
            Assistant Secretary			  Treasurer and Principal
           Financial and Accounting
						  Officer


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